EXHIBIT 12

                                 US GAAP - 1998


                            ALCAN ALUMINIUM LIMITED


                    COMPUTATION OF EARNINGS TO FIXED CHARGES

                                    US GAAP



                                                    9 months
                                                       1998     1997     1996     1995     1994     1993
                                                       ----     ----     ----     ----     ----     ----
                                                                      (in millions of US dollars)
Consolidated net income (loss)
  before extraordinary item                            310      504      420       561      175      (89)
Less: Equity income of less
  than 50% owned companies                             (48)     (33)     (10)       (3)     (34)     (11)
Plus: Dividends received from
  less than 50% owned companies                          5        6       11         9       21       16
Plus: Minority interest of subsidiaries
      that have fixed charges                           (1)       4        1        (4)       3       (1)
                                                      -----    -----    -----     -----    -----    -----
Subtotal                                               362      547      442       569      233      (63)

FIXED CHARGES
Amount representative of interest factor
  in rentals                                            20        23      27       31        31       37
Amount representative of interest factor
  in rentals, 50% owned companies                        0         0       0        0         0        0
Interest expense -- net                                 65       101     125      204       219      212
Interest expense, 50% owned companies                    0         0       0        0         1        2

Capitalized interest                                     9         2       0        2        16       17
Capitalized interest, 50% owned companies                0         0       0        0         0        8
                                                      -----    -----    -----   -------    -----    -----
TOTAL FIXED CHARGES                         [A]         94       126     152      237       267      276
Less: Capitalized interest                               9         2       0        2        16       25
Fixed charges added to income/(loss)                    85       124     152      235       251      251
Plus: Amortization of capitalized interest              14        16      20       21        18       18
Income taxes                                           198       221     224      354        27      (30)
Earnings before fixed charges and income
  taxes                                     [B]        659       908     838    1,179       529      176
Ratio of earnings to fixed charges         {[B]/[A]}  7.01      7.21    5.51     4.97      1.98     0.64
                                                      -----    -----    -----   -------    -----    -----
TOTAL FIXED CHARGES                                     94       126     152      237       267      276
                                                      =====    =====    =====   =======    =====    =====
Preference dividends                                     8        10      16       24        21       18
1 minus statutory tax rate of 40%                      0.6       0.6     0.6      0.6       0.6      0.6
Preference dividends pre tax                            13        17      27       40        35       30
                                                      -----    -----    -----   -------    -----    -----
Total                                        [C]       107       143     179      277       302      306
                                                      =====    =====    =====   =======    =====    =====
Ratio of earnings to combined fixed
  charges and preferred stock dividends    {[B]/[C]}  6.14      6.36    4.69     4.26      1.75     0.58


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
                                CAN GAAP - 1998


                            ALCAN ALUMINIUM LIMITED


                    COMPUTATION OF EARNINGS TO FIXED CHARGES

                                    CANADIAN GAAP



                                                   9 months
                                                     1998     1997     1996     1995     1994     1993
                                                     ----     ----     ----     ----     ----     ----
                                                                (in millions of US dollars)
Consolidated net income (loss)
  before extraordinary item                           310      468      410      543       96     (104)
Less: Equity income of less
      than 50% owned companies                        (48)     (33)     (10)      (3)     (34)     (11)
Plus: Dividends received from
      less than 50% owned companies                     5        6       11        9       21       16
Plus: Minority interest of subsidiaries
      that have fixed charges                          (1)       4        1       (4)       3       (1)
                                                     ----     ----     ----     ----     ----     ----
Subtotal                                              362      511      432      551      154      (78)

FIXED CHARGES
Amount representative of interest factor
  in rentals                                           20       23       27       31       31       37
Amount representative of interest factor
  in rentals, 50% owned companies                       0        0        0        0        0        0
Interest expense -- net                                65      101      125      204      219      212
Interest expense, 50% owned companies                   0        0        0        0        1        2
Capitalized interest                                    9        2        0        2       16       17
Capitalized interest, 50% owned companies               0        0        0        0        0        8
                                                     ----     ----     ----     ----     ----     ----
TOTAL FIXED CHARGES                         [A]        94      126      152      237      267      276
Less: Capitalized interest                              9        2        0        2       16       25
Fixed charges added to income/(loss)                   85      124      152      235      251      251
Plus: Amortization of capitalized interest             14       16       20       21       18       18
Income taxes                                          198      258      226      340      112      (13)
Earnings before fixed charges and
  income taxes                              [B]       659      909      830    1,147      535      178
Ratio of earnings to fixed charges         {[B]/[A]} 7.01     7.21     5.46     4.84     2.00     0.64
                                                     ----     ----     ----     ----     ----     ----
TOTAL FIXED CHARGES                                    94      126      152      237      267      276
                                                     ====     ====     ====     ====     ====     ====
Preference dividends                                    8       10       16       24       21       18
1 minus tax rate of 40%                               0.6      0.6      0.6      0.6      0.6      0.6
Preference dividends pre tax                           13       17       27       40       35       30
                                                     ----     ----     ----     ----     ----     ----
Total                                       [C]       107      143      179      277      302      306
                                                     ====     ====     ====     ====     ====     ====
Ratio of earnings to combined fixed
  charges and preferred stock dividends    {[B]/[A]} 6.14     6.37     4.65     4.14     1.77     0.58


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